UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2016

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2016, Berkshire Hills Bancorp, Inc. (the “Company”) and Berkshire Bank (the “Bank”) appointed James M. Moses to the positions of Senior Executive Vice President, Chief Financial Officer of the Company and the Bank. Mr. Moses previously served Webster Bank in asset/liability management since 2011 and as Senior Vice President and Asset/Liability Manager since 2014. Prior to 2011, Mr. Moses held various positions with M&T Bank, United Benelux Investments, and Credit Suisse. Mr. Moses has a bachelor’s degree in finance from St. Bonaventure University and an MBA from Cornell University.

The Company and the Bank have offered as part of its initial compensation package to Mr. Moses an annual base salary of $350,000, a sign-on bonus of $100,000, and other benefits commensurate with senior executive officers of the Company and Bank.

On July 5, 2016, Josephine Iannelli, the Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, resigned from her positions with the Company and the Bank to pursue other opportunities, effective July 5, 2016.

Berkshire Bank and Ms. Iannelli have entered into a Resignation and Non-Solicitation Agreement and Full and Final Release of Claims effective as of July 5, 2016 (the “Agreement”), under which Berkshire Bank will pay Ms. Iannelli $600,000, with $200,000 payable on the Company’s next regular pay date following the expiration of the 7-day revocation period, $200,000 payable twenty-six (26) weeks after the initial payment, and $200,000 payable fifty-two (52) weeks after the initial payment.  The Agreement, filed herewith as Exhibit 10.1, includes confidentiality and non-solicit provisions and a release of claims by Ms. Iannelli.  The payments made to Ms. Iannelli under the Agreement are subject to forfeiture if Ms. Iannelli breaches certain obligations.

The foregoing description of the Agreement is qualified in its entirety by reference to the copy of the form of such agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

On July 11, 2016, the Company issued a news release regarding Ms. Iannelli’s resignation and Mr. Moses’ appointment. A copy of the news release is attached as Exhibit 99.1 to this Current Report.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                                                   Exhibits.

Exhibit No.	Description

10.1	Resignation and Non-Solicitation Agreement and Full and Final Release of Claims by and between Berkshire Bank and Josephine Iannelli, dated as of July 5, 2016

99.1	Berkshire Hills Bancorp Inc. News Release Dated July 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: July 11, 2016	By:	/s/ Michael P. Daly
Michael P. Daly
President and Chief Executive Officer